PBHG  INSURANCE  SERIES  FUND,  INC.

                                    FORM OF
                            ORGANIZATIONAL EXPENSE
                            REIMBURSEMENT AGREEMENT


This Agreement is made this ___ day of __________ 1997, by and between the PBHG Insurance Series Fund, Inc. (the "Fund"), on behalf of each series of the Fund set forth in Schedule A (each a "Portfolio," and collectively, the "Portfolios"), and Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter").

     WHEREAS, the Fund is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended; and

     WHEREAS, there have been certain necessary organizational expenses incurred as a part of such process, which are proper expenses of the Portfolio, that have been and will in the future be paid by Pilgrim Baxter and affiliated companies of Pilgrim Baxter, by reason of the fact that each Portfolio was not capitalized when such expenses were incurred (such expenses hereinafter referred to as "Organizational Expenses");

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

     1. Effective as of the initial public offering of shares of each Portfolio, the Fund shall be obligated to reimburse and pay to Pilgrim Baxter, or such affiliated companies of Pilgrim Baxter as Pilgrim Baxter may designate, the amounts expended and to be expended by Pilgrim Baxter and its affiliates for Organizational Expenses.

     2. Such reimbursements shall be paid by the Fund promptly upon the demand of Pilgrim Baxter. Upon demand for payment, Pilgrim Baxter shall present copies of invoices of receipts, copies of canceled checks or other evidence of payment of the Organizational Expenses for which it is demanding reimbursement from the Fund.

                              PBHG  INSURANCE  SERIES  FUND,  INC.


                              By:  _______________________________
                              Title:  ______________________________


                              PILGRIM  BAXTER  &  ASSOCIATES,  LTD.


                              By:  ________________________________
                              Title:  _______________________________

                                  SCHEDULE A


This  Agreement  relates  to  the  following  Portfolios  of  the  Fund:

                    PBHG  Growth  II  Portfolio
                    PBHG  Large  Cap  Growth  Portfolio
                    PBHG  Small  Cap  Value  Portfolio
                    PBHG  Large  Cap  Value  Portfolio
                    PBHG  Technology  &  Communications  Portfolio
                    PBHG  Select  20  Portfolio